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                                        EXHIBIT 1.1


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                                                                 EXECUTION COPY

                        ADVANTA AUTO FINANCE CORPORATION

                    Automobile Receivables Asset Backed Notes
                                  Series 1997-1
                   Class A-1 Floating Rate Asset Backed Notes
                       6.75% Class A-2 Asset Backed Notes

                             UNDERWRITING AGREEMENT

SALOMON BROTHERS INC
Seven World Trade Center
New York, New York  10048

Ladies and Gentlemen:

                  Advanta Auto Finance Corporation, a Nevada corporation (the "Company"), proposes to sell to you (the "Underwriter") the principal amount of certain securities (the "Securities"), to be issued pursuant to an indenture (the "Indenture") dated as of March 1, 1997, between Advanta Automobile Receivables Trust 1997-A (the "Trust") and Bankers Trust Company, as indenture trustee (the "Indenture Trustee"). The Trust will be formed pursuant to a Trust Agreement to be dated as of March 1, 1997 and entered into by and among Advanta Auto Receivables Corp. I ("Receivables I") and Wilmington Trust Company as Owner Trustee. The Securities will be secured by certain auto loan receivables to be transferred by Receivables I to the Trust pursuant to a sale and servicing agreement (the "Sale and Servicing Agreement") dated March 1, 1997 among Receivables I, the Company, the Trust and Bankers Trust Company as collateral agent and back-up servicer.

                  1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter, as set forth below in this Section 1. Certain terms used in this Section are defined in paragraph (c) hereof.

                  (a) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-19733) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company may


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         have filed one or more amendments thereto, and may have used a
         Preliminary Final Prospectus, each of which has previously been furnished to you. Such registration statement, as so amended, has become effective. The offering of the Securities is a Delayed
 Offering and, although the Basic Prospectus may not include all the information with respect to the Securities and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date. The Company will next file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of the prospectus included in such registration statement relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Securities and the offering thereof and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                  To the extent that the Underwriter (i) has provided to the Company Collateral term sheets (as hereinafter defined) that the Underwriter has provided to a prospective investor, the Company has filed such Collateral term sheets as an exhibit to a report on Form 8-K within two business days of its receipt thereof, or (ii) has provided to the Company Structural term sheets or Computational Materials (each as defined below) that the Underwriter has provided to a prospective investor, the Company will file or cause to be filed with the Commission a report on Form 8-K containing such Structural term sheets and Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Final Prospectus is filed with the Commission pursuant to Rule 424 of the Rules and Regulations.

                  (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of

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 the Act, the Securities Exchange Act of 1934 (the "Exchange Act") and
 the Trust Indenture Act of 1939, to the extent applicable (the "Trust Indenture Act") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstance under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

                  (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date. "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus. "Final Prospectus" shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the

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         Execution Time, together with the Basic Prospectus. "Registration
         Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. "Rule 415", "Rule 424" and "Regulation S-K" refer to such rules or regulation under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic

         Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A "Delayed Offering" shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company the Securities, at the purchase price and in the principal amount set forth in Schedule I attached hereto.

                  3. Delivery and Payment. Delivery of and payment for the Securities to be purchased by the Underwriter shall be made at the offices of Dewey Ballantine, 1301 Sixth Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriter and the Company at 10:00 A.M. New York City time on March 31, 1997 or at such other time or date as shall be

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agreed upon in writing by the Underwriter and the Company (such date being referred to as the "Closing Date"). Payment shall be made to the Company by wire transfer of same day funds payable to the account of the Company. Delivery of the Securities shall be made to the Underwriter against payment of the purchase price thereof. The Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least two business days prior to the Closing Date. The Securities will be made available for examination by the Underwriter no later than 2:00 p.m. New York City time on the first business day prior to the Closing Date.

                  4. Agreements.  The Company agrees with the Underwriter that:

                  (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (i)

         when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The
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 Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this
         Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to the Underwriter in such quantities as the Underwriter may reasonably request.

                  (c) As soon as practicable but in any event not later than 90 days after the close of the period covered thereby, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Trust which will satisfy the provisions of Section 11(a) of the Act and, including, at the option of the Company, Rule 158 under the Act.

                  (d) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Underwriter may reasonably request.

                  (e) The Company will use its best efforts to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may designate, will use its best efforts to maintain such qualifications in effect so long as required for the distribution of the Securities.

                  (f) Not, without the Underwriter's prior written consent, to publicly offer or sell or contract to sell debt securities issued or guaranteed by the Company (other than the Securities) representing interests in or secured by other auto loan-related assets originated

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 or owned by the Company for a period of 5 business days following the commencement of the offering of the Securities to the public.

                           5. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriter agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have furnished to the Underwriter the opinion of Dewey Ballantine, special counsel for the Company, dated the Closing Date, to the effect that:

                           (i) each of the Company and Receivables I (the
                  "Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation in each state necessary to enable it to perform its obligations under the sale and servicing agreement;

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                           (ii) all the outstanding shares of capital stock of
                  the Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Subsidiary are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                           (iii) the Indenture has been duly authorized,
                  executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other law affecting creditors' rights generally from time to time in effect); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter pursuant to this Agreement will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

                           (iv) to the best knowledge of such counsel, there is
                  no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary, of character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

                           (v) the Registration Statement has become effective
                  under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period

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  required by Rule 424(b); to the best knowledge of such
  counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (vi) this Agreement has been duly authorized,
  executed and delivered by the Company;

                           (vii) no consent, approval, authorization or order of
                  any court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and such as may be required under the blue sky law of any jurisdiction in connection with the purchase and distribution of the
  Securities by the Underwriter and such other approvals
                  (specified in such opinion) as have been obtained;

                           (viii) neither the execution and delivery of the
                  Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries of a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body,

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  administrative agency, governmental body or arbitrator
  having jurisdiction over the Company or any of its subsidiaries; and


                           (ix) no holders of securities of the Company
                  have rights to the registration of such securities under the Registration Statement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriter and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

                  (c) The Underwriter shall have received from Dewey Ballantine, special counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) The Company shall have furnished to the Underwriter a certificate of the Company, signed by the president, a senior vice president, vice president or principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that, to the best of his or her knowledge and based upon reasonable investigation:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has

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  been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the date of the most recent financial
                  statements included in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

                  (e) At the Closing Date, Arthur Andersen LLP shall have furnished to the Underwriter a letter or letters (which may refer to letters previously delivered to the Underwriter), dated as of the Closing Date, in form and substance satisfactory to the Underwriter, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that they have performed certain specified procedures requested by the Underwriter with respect to the information set forth in the Prospectus and certain matters relating to the Company.

                  (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which is, in the judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

                  (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purpose of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

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                  (h) Prior to the Closing Date, the Company shall have
         furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

                  If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.


                  The documents required to be delivered by this Section 5 shall be delivered at the office of Dewey Ballantine, special counsel for the Underwriter, at 1301 Avenue of the Americas, New York, New York, on the Closing Date.

                  6. Payment of Expenses. The Company agrees to pay: the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in connection therewith; the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Final Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; the costs of reproducing and distributing this Agreement; the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey (including related fees and expenses of counsel to the Underwriters); any fees charged by securities rating services for rating the Securities; and all other costs and expenses incident to the performance of the obligations of the Company; provided that, except as provided in this Section 6, the Underwriter shall pay its own costs and expenses, including any transfer taxes on the Securities which they may sell, the expenses of advertising any offering of the Securities made by the Underwriter and one-half the costs and expenses of Dewey Ballantine.

                                      12

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                  7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange
         Act against any and all losses, claims, damages or liabilities to which such indemnified parties may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information (including any Derived Information (as defined in Section 7(e) herein)) furnished to the Company by or on behalf of any Underwriter through the Underwriter specifically for inclusion therein; and provided further that as to any Preliminary Final Prospectus this indemnity shall not inure to the benefit of the Underwriter or any controlling person on account of any loss, claim, damage, liability or action arising from the sale of the Securities to any person by the Underwriter if the Underwriter failed to send or give a copy of the Prospectus, as amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact in the Preliminary Final Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 4(d). For purposes of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the

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         documents incorporated therein by reference, and the Underwriters shall not be obligated to send or give any supplement or amendment to any document incorporated therein by reference to any person other than a person to whom the Underwriter had delivered such incorporated document or documents in response to a written request therefor. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to losses, claims, damages or liability arising out of or based upon any untrue statement of a material fact contained in any written information (including any Derived Information (as defined in Section 7(e) herein)) provided by the Underwriter, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein, in the light of the circumstances under which they were made, not misleading. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
         Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

                  (d) The Underwriter agrees to deliver to the Company no later than the date on which the Final Prospectus is required to be filed pursuant to Rule 424 with a copy of its Derived Information (defined below) for filing with the Commission on Form 8-K.

                  (e) For purposes of this Section 7, the term "Derived Information" means such portion, if any, of the information delivered to the Company pursuant to Section 4(d) for filing with the Commission on Form 8-K as:

                  (i) is not contained in the Prospectus without taking into account information incorporated therein by reference;

                  (ii)              does not constitute Company-Provided
                                    Information; and

                  (iii) is of the type of information defined as Collateral term sheets, Structural term sheets or Computational Materials (as such terms are interpreted in the No-Action
                                    Letters (as defined below)).

                  "Company-Provided Information" means any computer tape furnished to the Underwriter by the Company concerning the Mortgage Loans which comprise part of the assets of the Trust.

                  The terms "Collateral term sheet" and "Structural term sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral term sheet" as used herein includes any subsequent Collateral term sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994).

                  (f) The Underwriter confirms that the information set forth in the Final Prospectus relating to market making and under the caption "Underwriting", together with the Derived Information, is correct and constitutes the only information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Final Prospectus.

                  (g) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriter shall, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and of the Underwriter in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action in respect thereof, as well as any other relevant equitable considerations; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter hereunder. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering, and benefits received by the Underwriter shall be deemed to be equal to the underwriting discount or commission set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

         The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the company shall have the came rights to contribution as the Company, subject in each case to the applicable terms and condition of this paragraph (d).

                  8. Termination. This Agreement shall be subject to termination in the discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers Automated Quotation National Market System shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges or Market System, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

                  9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provision 5 of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.


                  10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter, at Seven World Trade Center, New York, New York 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 300 Welsh Road, Suite 400, Horsham, Pennsylvania 19044, attention of the legal department.

                  11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

                  12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriter.

                                                     Very truly yours,

                                                     Advanta Auto Finance
                                                              Corporation

                                                     By:________________________
                                                        Name:
                                                        Title:

The foregoing Agreement
is hereby confirmed and
accepted as of March 1, 1997.

Salomon Brothers Inc

By:  Salomon Brothers Inc

By:______________________
   Name:
   Title:

                                   SCHEDULE I

------------------------------------------------------------------------------------------------------------------
           Class                         Initial Principal                         Purchase Price to
                                       Amount of Securities                           Underwriter
                                           Purchased by                           disregarding accrued
                                            Underwriter                                 interest
------------------------------------------------------------------------------------------------------------------
Class A-1                                  $55,575,000.00                               99.75000%
------------------------------------------------------------------------------------------------------------------
Class A-2                                  $29,925,000.00                               99.70348%
------------------------------------------------------------------------------------------------------------------